Exhibit 10.16

Amendment to Transition Service Agreement

This Amendment is entered into as of June 30, 2020 by and among Sphere 3D Corp. and subsidiaries, an Ontario corporation (“Seller”) and, Overland Storage, Inc., a California corporation (“Overland / Buyer”). Seller, Overland and Buyer are referred to collectively as the “Parties” or individually as a “Party.”

WHEREAS, the Parties entered into a Transition Service Agreement effective November 13, 2018 (the “TSA”);

WHEREAS, pursuant to the TSA, the Seller’s monthly fees for Finance Services are $50,000 per month (the “Monthly Fee”); however, Overland has agreed to reduce the Monthly Fee to $25,000 per month.

WHEREAS, each of the Parties wish to memorialize such amendment with effect as of January 1, 2020.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Finance Fee (“Monthly Fee”). The Monthly Fee as defined under Section 1(a) under “Fees and Expenses” in Schedule A5 - Buyer Services: Finance is amended to be a Monthly Fee of $25,000.

2.	Effective Date of Amendment. The amendment to the Monthly Fee shall be effective January 1, 2020.

3.
Continued Validity of TSA. Except as specifically amended hereby, the TSA shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto. In the event of any conflict between the TSA and this Amendment, this Amendment shall prevail.

4.
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their duly authorized representatives.

Sphere 3D Corp.                Overland Storage, Inc.

By: /s/ Peter Tassiopoulos                By: /s/ Eric Kelly
Name:    Peter Tassiopoulos            Name: Eric Kelly
Title:     Chief Executive Officer            Title: Chief Executive Officer
Date: June 30, 2020                Date: June 30, 2020

Transition Services Agreement - Amendment                                    Page 1 of 1